Exhibit 99.1

February 7, 2005

Mr. Brad Smith

36 Powder Hill Road

Bedford, NH 03110

Dear Brad:

On behalf of NeuroMetrix, Inc. (the “Company”) and its Board of Directors, I am pleased to offer you the position of Chief Financial Officer.  The terms of this employment offer are as follows:

•                  Start date:  We will agree on a mutually acceptable start date (“Start Date”) which shall be no later than February 14, 2005.

•                  Title & Responsibilities:  Your initial title will be Chief Financial Officer.  In this position, you will report to the Company’s Chief Executive Officer.  The Chief Financial Officer is responsible for overseeing the Company’s Finance Department, Investor Relations group, Corporate Legal Department, Human Resources Department and its Manufacturing/Shipping Operations.  You also will be responsible for performing any other services and duties in connection with the business, affairs and operations of NeuroMetrix as may be assigned or delegated to you that are not inconsistent with your title and responsibilities from time to time by or under the authority of the Chief Executive Officer or Board of Directors.

•                  Base Salary:  The Company will pay you a salary (“Base Salary”) at a semi-monthly rate of $9,166.66 ($220,000 annualized), subject to periodic review and adjustment at the discretion of the Company.

•                  Sign On Bonus:  You will be eligible to receive a “sign on” bonus of up to $80,000.  The first $30,000 of the Sign-On Bonus shall be paid to you within five (5) business days of your Start Date.  The remaining $50,000 shall be paid to you three months after your Start Date, provided that you remain in the Company’s employ on such date.  In the event that your employment with the Company terminates at any time before the one-year anniversary of your Start Date, unless you are terminated by the Company without Cause (as defined below), you shall be required to repay to the Company the Sign-On Bonus amounts that you received within seven (7) days of the termination of your employment.  To the extent you fail to remit the full amount to the Company, the Company will retain the right to offset any amounts that you continue to owe against any monies due to you by the Company after your termination, in addition to any other legal remedies that the Company may pursue.

•                  Variable Compensation:  You will be eligible to receive an annual cash performance bonus of up to 30% of your Base Salary.  The Company shall consider and make a bonus determination not later than 60 days after the end of each fiscal year during which you are employed by the Company, starting with the fiscal year ending December 31, 2005.  Bonus awards shall be based upon your performance as measured against objective and reasonable criteria mutually agreed and approved in advance by you and the Company.

•                  Stock Option:  Subject to approval by the Board of Directors, on the Start Date the Company will issue you a ten-year incentive stock option (the “Option”) to purchase 142,000 shares of the Company’s Common Stock to be sold pursuant to a stock option agreement (the “Option Agreement”) under the Company’s 2004 Stock Option and Incentive Plan (the “Plan”).  The Option Agreement shall be in the form that is attached to this Offer Letter at Tab A.  The exercise price on any shares sold pursuant to the Option Agreement shall equal the fair market value of the Company’s shares at the close of business on the Start Date.  Your participation in the Plan and the grant of the Option is subject to all terms of the Plan and the Option Agreement and is further contingent upon your execution of the Company’s standard stock-related agreements.

•                  Benefits: The Company will provide medical insurance coverage and other benefits on the same terms and conditions as provided to the Company’s employees or other senior executives from time to time.

•                  Paid Time Off:  You also will be eligible to receive paid vacation time.  Currently, you will be eligible for 15 days of paid vacation per year, which shall accrue on a prorated basis.  You also will be eligible for paid-time-off holidays and personal days recognized by the Company.

•                  Representation Regarding Other Obligations:  This offer is conditioned on your representation that you are not subject to any confidentiality or non-competition agreement or any other similar type of restriction that would affect your ability to devote full time and attention to your work at the Company.  As soon as possible, but in no event later than the tenth business day prior to Start Date, you agree to provide the Company with a copy of any confidentiality or non-competition agreement into which you previously have entered and will be subject to at any time on or after the Start Date.

•                  Other Terms:  Your employment with the Company shall be on an at-will basis.  In other words, you or the Company may terminate employment for any reason and at any time, with or without notice.  Similarly, the terms of employment outlined in this letter are subject to change at any time.  You also will be required to sign the Company’s standard form of Confidentiality and Non-Compete Agreement.  A copy of that Agreement is enclosed at Tab B.  In addition, as with all employees, our offer to you is contingent on your submission of satisfactory proof of your identity and your legal authorization to work in the United States.

•                  Severance:  If (i) the Company terminates your employment for any reason other than Cause or (ii) you resign following not less than thirty (30) days’ prior written notice to the Company that the Company has materially breached this agreement (with such written notice to describe such material breach in detail) and provided that such material breach has, in fact, occurred and remains uncured by the Company during such thirty (30) day period, then you will be entitled to receive continuation of your Base Salary for a period of nine months from the date of termination (the “Severance Period”) and, as set forth in more detail in the attached Option Agreement, the Company will accelerate your right to exercise shares under the Option Agreement as if you had continued to work for the Company during the Severance Period.  During the Severance Period, the Company will continue to contribute to your medical insurance coverage, which, subject to your eligibility, will be extended to you under the law known as COBRA at the same rate as if you continued to be employed by the Company.  For purposes of this letter, “Cause” shall mean a vote by the Board resolving that you shall be dismissed as a result of (i) your material breach of any agreement between you and the Company; (ii) your conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by you of your duties to the Company.  Notwithstanding the foregoing, your receipt of the severance benefits described in this paragraph will be subject, in all cases, to your execution of a release of any and all claims that you may then have against the Company in connection with your employment (the “Release”).

•                  Arbitration of Disputes: Any dispute arising hereunder or arising out of your employment, termination thereof, or any other relations with the Company, whether sounding in tort or contract, by statute or otherwise, including, but not limited to claims of employment discrimination, shall be settled by arbitration in Boston, Massachusetts, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association before a single Arbitrator.  Notwithstanding the foregoing, disputes arising under the Confidentiality and Non-compete Agreement shall not be subject to arbitration.

•                  Taxation:  You understand that payments made pursuant to this agreement may be subject to applicable federal and state withholdings.

•                  Entire Agreement: This Agreement, the Confidentiality and Non-Compete Agreement and the Option Agreement set forth the entire agreement and understanding between you and the Company regarding all subjects covered herein, the terms of which may not be changed or modified except by agreement in writing signed by you and an appropriate designee of the Board of Directors.

•                  Severability: Should any provision of this agreement, or portion thereof, be found invalid and unenforceable, the remaining provisions shall continue in force and effect.

•                  Governing Law: This agreement shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of law.

Please contact me if you have any questions regarding this offer.  Should the above meet with your approval, please acknowledge your acceptance of this offer by signing as indicated below.  This offer shall expire if not accepted in writing within seven days of the date of this letter.

We are delighted to offer you the opportunity to join NeuroMetrix.  We are confident that you will find the work challenging and rewarding and that you will bring real value to NeuroMetrix.

Sincerely,

/s/ Shai N. Gozani

Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer

ACCEPTED:

/s/ W. Bradford Smith
Brad Smith